ENGAGEMENT TO CONDUCT
                   A PRELIMINARY RISK ANALYSIS AND ASSESSMENT

THIS ENGAGEMENT TO CONDUCT A PRELIMINARY RISK ANALYSIS AND ASSESSMENT ("Agreement") is made and entered into as of 16 Sept., 2006, by and between
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Powered Corporation, a company organized and existing under the laws of the
State of Texas, USA ("Powered"), and Khalid Al-Sunaid, an individual who is a citizen of and resides in Riyadh, Kingdom of Saudi Arabia. ("Client"). (Powered and Client are hereinafter collectively referred to as the "Parties").

WITNESSETH:

WHEREAS, Powered provides consulting services focused on the development of international energy related projects and related analyses and assessment of risk, infrastructure, feasibility and economics; and

WHEREAS, Client is active in facilitating infrastructure development throughout the Arabian Gulf Region and desires to engage the consulting services of Powered to conduct a preliminary risk analysis and assessment relating to the development of an electric power plant in The Republic of Yemen; and

WHEREAS, the Parties desire to enter into this Agreement in order to set forth the agreements between them in respect of the Investment.

NOW, THEREFORE, in consideration of the premises and mutual covenants and agreements set forth herein and in reliance upon the representations and warranties contained herein, the parties hereto covenant and agree as follows:

1. Client hereby agrees to pay Powered a total of Twenty Five Thousand US Dollars ($25,000 USD) to engage the consulting services of Powered at a cost of $25,000 to conduct a preliminary risk analysis and assessment for the development of an electric power plant in Yemen.

2.   The $25,000 USD shall be paid to Powered
     2.1  no later than 18 Sept., 2006.
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     2.2  Payments are to be paid as agreed with Mr. Jalal Alghani,
          Co-Chairman, and CEO ME/Africa (as agent for Powered Corporation) as follows:
          Name: Jalal Alghani
          Bank: Emirates Bank
          Branch: Jumeria Branch, P.O. Box 11909 Dubai
          Account No.: 0079-213224-100


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4.   GENERAL Provisions

     4.1. Confidentiality/Non-Circumvention. Each party agrees to keep
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          confidential the fact that negotiations exist between them except to the extent disclosure is required by law or in order to fulfill its rights or obligations hereto. Additionally, each party agrees to keep confidential the identity of parties introduced to the other and that for a period of five years from the date of execution hereof, will not make contact with said introduced parties without the direct involvement of the other.
     4.2. Assignability. Parties may assign its respective benefits,
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          privileges, rights and obligations under this agreement only with the express written consent of the other party. Such consent shall not be unreasonably withheld.
     4.3. Entire Agreement. Each Party acknowledges that it has read this
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          Agreement, understands it, has had the benefit of counsel of its own choosing, and agrees to be bound by the terms of the Agreement. The Parties further agree that the Agreement is the complete and exclusive statement of the Agreement between the Parties, which supersedes all prior proposals, understandings, and all other agreements, oral and written, between the Parties relating to the subject matter of this Agreement. The Agreement may not be modified or altered except by a written instrument duly executed by both Parties. The Agreement shall not be presumptively construed against either Party.


IN WITNESS HEREOF, this Agreement is effective as of this, the 16 day of   Sept.
                                                               --          -----
2006.


For: CLIENT                             For: Powered Corporation

/s/ Khalid Al-Sunaid                    /s/ Jalal Alghani
---------------------------------       ----------------------------------------
By:                                     By:

Khalid Al-Sunaid                        Jalal Alghani
Client                                  CEO, ME& AFRICA


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